Exhibit 10.3

July 21, 2023

SANUWAVE Health, Inc.
11495 Valley View Road
Eden Prairie, MN 55344
Attention: Morgan Frank

Re:	Asset-Backed Secured Promissory Note

Mr. Frank:

We refer to those certain Asset-Backed Secured Promissory Notes, dated as of July 21, 2023 (the “Notes”), made by and between (i) SANUWAVE Health, Inc., a corporation incorporated under the laws of the State of Nevada (the “Company”), and (ii) the signatories party hereto (each, an “Investor”), pursuant to which the Company agreed to pay the Investors an aggregate principal amount of $4,451,327.43 on the Maturity Date (as defined in the Notes).

As discussed, the parties hereby agree that upon the Maturity Date, the Company shall issue each Investor, and each Investor shall accept, (i) a Future Advance Convertible Promissory Note (the “Future Advance Convertible Promissory Note”) with the same principal amount as the principal amount of his, her or its Note, plus any accrued and unpaid interest, substantially in the form of Exhibit 4.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”) and (ii) two Common Stock Purchase Warrants (the “Common Stock Purchase Warrants”), one with an exercise price of $0.04 per share and one with an exercise price of $0.067 per share, substantially in the form of Exhibit 4.30 to the Form 10-K, each of which shall be exercisable for such number of shares of the Company’s common stock calculated by dividing the principal amount of the Investor’s Future Advance Convertible Promissory Note by $0.04.  In addition, the parties shall enter into a securities purchase agreement, a subordination agreement, a security agreement and a registration rights agreement, which shall be substantially in the forms of Exhibits 10.67, 10.68, 10.69 and 10.70, respectively, to the Form 10-K (the securities purchase agreement, the subordination agreement, the security agreement and the registration rights agreement, collectively, the “Convertible Promissory Note Documentation”).

In addition, the parties hereby agree that if the Company consummates a Fundamental Transaction (as defined below) while the Notes remain outstanding, the Company shall issue each Investor, and each Investor shall accept, the Future Advance Convertible Promissory Note and Common Stock Purchase Warrants contemplated above upon the consummation of such Fundamental Transaction and the parties shall work to finalize and deliver the Convertible Promissory Note Documentation at the closing of such Fundamental Transaction. For purposes of this letter agreement, “Fundamental Transaction” shall mean, while the Notes remain outstanding, (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) not affiliated with the Company or its owners immediately prior to such acquisition of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50%, indirectly or directly, of the equity vote of the Company or (ii) consummation of an amalgamation, reverse merger, de-SPAC process, or a merger or consolidation of the Company or any direct or indirect subsidiary thereof with any other entity or a sale or other disposition of all or substantially all of the assets of the Company.

The parties also agree that, during the term of the Notes, any reduction in the exercise price of a Common Stock Purchase Warrant issued by the Company in August 2022, November 2022 or May 2022, and any reduction in the conversion price of a Future Advance Convertible Promissory Note issued by the Company in August 2022, November 2022 or May 2022, shall be reflected in the Future Advance Convertible Promissory Note and Common Stock Purchase Warrants issued to the Investors per the terms hereof.

New York law governs this letter agreement without regard to principles of conflicts of law. The Company and the Investors each submit to the exclusive jurisdiction of the state and federal courts in New York County, City of New York, New York. The Company and the Investors expressly submit and consent in advance to such jurisdiction in any action or suit commenced in any such court, and the Company and the Investors hereby waive any objection based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consent to the granting of such legal or equitable relief as is deemed appropriate by such court.

This letter agreement, the Notes and the other Transaction Documents (as defined in the Notes) contain the entire understanding between and among the parties and supersede any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Please indicate your agreement with and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention at the address above.

[Signature page follows]

Very truly yours,

[INVESTOR]

By:
Name:
Title:

ACCEPTED AND AGREED:

SANUWAVE HEALTH, INC.

By:	/s/ Morgan C. Frank
Name: Morgan Frank
Title: Chief Executive Officer